Exhibit 10.4

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of December 1, 2020 between Steven Kesten (hereinafter referred to as “CONSULTANT”) and CardieX Limited, (hereinafter referred to as “CLIENT”).

WHEREAS, CLIENT desires to retain the services of CONSULTANT for the purpose of advising on the medical and regulatory strategy of CLIENT’s business (hereinafter referred to as the “Business”), of which CONSULTANT has knowledge and experience.

WHEREAS, CLIENT also desires to retain the services of CONSULTANT for the purpose of advising on such other matters and providing such other services as are set out in Schedule 1 of this Agreement (the “Services”) or as otherwise agreed with the CEO of CLIENT, Craig Cooper.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENTS SET FORTH BELOW, CLIENT AND CONSULTANT HEREBY AGREE AS FOLLOWS:

1.	Services

1.1	CONSULTANT’s services hereunder shall commence on December 1, 2020 and end 12 months thereafter (the “Term”). This Agreement may be extended beyond the Term for any such period as agreed between the parties (the “Extended Term”).

1.2	Termination and Non-Renewal

This Agreement and the Term (and, if applicable, any “Extended Term”) shall terminate upon the happening of any one or more of the following events:

(A)	30-days notice by either CLIENT or CONSULTANT;

(B)	The death of Personnel;

(C)	Personnel having become so physically or mentally disabled as to be incapable, even with a reasonable accommodation, of satisfactorily performing CONSULTANT’s duties hereunder for a period of 2 (2) months or more, provided that CONSULTANT has not cured disability within one (1) month of written notice;

(D)	The determination on the part of CLIENT that “cause” exists for termination of this Agreement. As used herein, “cause” is defined as the occurrence of any of the following:

(i)	Personnel’s conviction of a criminal offence, other than an offence which in the reasonable opinion of CLIENT does not affect the Personnel or the CONSULTANT’s duties under this Agreement;

(ii)	commission, by act or omission, of any material act of dishonesty in the performance of CONSULTANT’s duties hereunder;

(iii)	material breach of this Agreement by CONSULTANT; or

(iv)	any act of misconduct by CONSULTANT having a substantial adverse effect on the business or reputation of CLIENT;

In the event that this Agreement is terminated pursuant to Sections 1.2(A)-(D) above, neither CLIENT nor CONSULTANT shall have any remaining duties or obligations hereunder.

1.3	CONSULTANT agrees that the acceptability or suitability of the services provided by him hereunder is solely within the absolute discretion of CLIENT.

1.4	CLIENT and CONSULTANT agree that CONSULTANT shall coordinate the services provided hereunder with the CLIENT’s CEO, Craig Cooper, (hereinafter referred to as the “Designated Executive”), and/or the President of ATCOR, Chris Dax.

1.5	The consultancy services arrangement contemplated by this Agreement shall be on a non- exclusive basis.

1.6	During the Term the CONSULTANT shall hold the title of “Chief Medical Officer” with the CLIENT.

2.	Fees and Expenses

2.1	During the Term CONSULTANT shall provide such services for a base retainer of $5,000 (“Consulting Fees”), payable monthly. CONSULTANT hours beyond 13 hours a month shall be payable at a rate of $400 per hour up to a cap of $8,000 a month (the “Monthly Cap”). Extended hours beyond the Consulting Fees and the Monthly Cap shall require approval by the Designated Executive.

2.2	CLIENT shall reimburse CONSULTANT for his reasonable, out-of-pocket expenses incurred in connection with his approved activities pursuant to this Agreement and pre- approved by CLIENT.

2.3	The CONSULTANT must submit to the CLIENT (or the Designated Executive) an invoice on or before the last day of each month. All invoices must be approved by the Designated Executive. Invoices are to be paid within 30 days of submission.

3.	Consultant’s Status

CLIENT and CONSULTANT acknowledge that CONSULTANT is an independent contractor and is not nor shall be deemed to be an employee of CLIENT, nor shall he be entitled to any of the benefits provided by CLIENT to its employees.

4.	Assignment

This Agreement and the rights and obligations specified herein are not assignable by CONSULTANT or by operation of law without the prior written consent of CLIENT, which in the case of an assignment to any affiliate, subsidiary or successor entity of CONSULTANT or Personnel shall not be unreasonable withheld. CLIENT shall be free to assign this Agreement and its rights and obligations hereunder to any affiliate, subsidiary or successor entity.

5.	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the heirs, assigns (if any) and successors in interest of CLIENT.

6.	Warranties

Except as herein specifically stated and to the extent permitted by law, there are no warranties made by either party, express or implied. CONSULTANT agrees (a) to provide the services described herein according to the standard of care and competence provided by competent experienced consultants of good reputation and status equal to CONSULTANT’s; (b) that any material, designs, concepts, etc. contributed in the performance of CONSULTANT’s services shall be wholly original with CONSULTANT and the use hereof by CLIENT will not in any way infringe upon or violate any rights whatsoever of any person or entity; and (c) that CONSULTANT will not employ any persons (other than the Personnel), contract for the purchase or lease of any material, nor make any agreement committing CLIENT to pay any sum of money or incur any other obligation whatsoever without first obtaining the prior written approval of CLIENT.

7.	Allocation of Liability and Indemnity

7.1	CONSULTANT shall not be liable for failure to provide the services set forth herein if such failure is due to force majeure, i.e., any cause or condition beyond CONSULTANT’s control.

7.2	The CLIENT shall indemnify CONSULTANT for any loss, claim, damage, demand or expense whatsoever arising out of the CONSULTANT’s performance of the services or in connection with this Agreement, unless such claims are caused by the gross, willful or intentional negligence of CONSULTANT or the breach of any of the CONSULTANT’s warranties and representations in this Agreement, in which case the CONSULTANT shall be liable.

7.3	Neither party shall be liable for consequential, special or indirect losses including, without limitation, (i) loss of profits, revenue or goodwill; (ii) loss of business or (iii) loss of anticipated savings.

8.	Arbitration

Any controversy or claim between CONSULTANT and CLIENT arising out of or relating to this Agreement or any breach of this Agreement shall be settled by arbitration.

9.	Injunctive Relief

9.1	CONSULTANT understands, acknowledges and agrees (A) that his services and the rights granted to CLIENT hereunder are of a special, unique, unusual and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in an action at law and (B) that in the event of a breach or threatened breach of any of the covenants and promises contained in this Section 9, CLIENT may suffer irreparable injury for which there is no adequate remedy at law, and accordingly CONSULTANT expressly agrees that CLIENT shall be entitled to seek injunctive relief and other equitable relief to prevent, or in the event of, a breach of this Agreement by CONSULTANT. CONSULTANT further acknowledges, however, that CLIENT shall have the right, in addition to immediate termination of this Agreement, to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

9.2	In the event of any failure or omission by CLIENT constituting a breach hereunder, CONSULTANT’s rights and remedies shall be limited to the right, if any, to obtain damages at law, and CONSULTANT shall have no right in such event to seek or obtain injunctive or other equitable relief or to rescind or terminate this Agreement or any of CLIENT’s rights hereunder, except as set forth in Section 1.2 above. CONSULTANT hereby waives any right to, or to seek, injunctive or other equitable relief in connection with any breach or alleged breach of this Agreement by CLIENT.

10.	Confidential Information

CONSULTANT understands that indeterminable and irreparable harm may come to CLIENT from disclosure of any proprietary information of CLIENT and therefore shall treat all such information as confidential and proprietary to CLIENT. CONSULTANT shall not disclose to any party not authorized by CLIENT to have same nor shall CONSULTANT duplicate, copy or use for any purpose other than performance under this Agreement any confidential information of CLIENT (defined for the purpose of this Agreement as data or information relating to CLIENT’s business which is not generally available to the public other than information which is obtained from a third party with no obligation of confidentiality to CLIENT or information which is developed independently without breach of this clause 10) of which CONSULTANT becomes aware in the course of rendering services hereunder. CONSULTANT agrees to take, at CLIENT’s request, all necessary and appropriate measures to ensure adherence with the terms of this paragraph. For purposes of this Section 10, “CLIENT” shall refer to CLIENT as well as its parent, affiliated and subsidiary entities. The contents of this paragraph shall survive the termination, cancellation or expiration of this Agreement.

11.	Integrity, Amendment, Severability, Forum

11.1	This Agreement expresses the binding and entire agreement between CLIENT and CONSULTANT and shall replace and supersede all prior arrangements and representations, either oral or written, as to the subject matter hereof.

11.2	Any amendment hereto shall be valid only if in writing and signed by both parties.

11.3	If any portion of this Agreement is held unenforceable under any applicable statute or rule of law then such portion only shall be deemed omitted and shall not affect the validity or enforceability of any other provision of this Agreement.

11.4	This Agreement shall be governed by the laws of the State of California, USA.

11.5	This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CardieX Limited. (“CLIENT”)

/s/ Craig Cooper

AGREED AND ACCEPTED

This 4th day of December 2020

By Steven Kesten (“CONSULTANT”)

/s/ Steven Kesten

Schedule 1

Description of Role & Services

Steven Kesten

●	General medical and clinical advisory in respect of the CLIENT’s business and product strategy.
●	Regulatory strategy for new products and services.
●	Assistance in developing and implementing a strategy for the development of Key Opinion Leaders (KOL’s), and payer/insurance advocacy.
●	Assistance in the development of guidelines and other materials for the promotion of CLIENT’s business.
●	Such other matters that the parties agree are necessary for the development of CLIENT’s business.

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